Allianz Life and Annuity Company
PO Box 59060
Minneapolis, MN 55459-0060

                      GROUP DEFERRED FIXED ANNUITY CONTRACT
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This Contract provides for the payment of the Monthly Benefit Amount for life in the event a Designated Account is reduced to zero, so long as the Benefit Base is greater than zero at that time and the Certificate Owner complies with the terms of this Contract.


In order to receive the full benefit of this Contract, a Certificate Owner must comply with the terms of this Contract for taking withdrawals from the Designated Account and in allocating the assets of the Designated Account.


There is no cash surrender value or other value held or available under this Contract. There is no death benefit under this Contract. The Designated Account is not an account of, and the investments of the Designated Account are not assets of, Allianz Life and Annuity Company. The Designated Account is subject to the Certificate Owner's agreement with the Contract Holder.


In consideration of an application for a Certificate and the payment of Insurance Charges and Administrative Charges, we agree, subject to the terms and conditions of this Contract, to pay to the Certificate Owner the Monthly Benefit Amount according to the terms of this Contract beginning on the Benefit Commencement Date. Alternatively, we agree to make Optional Fixed Annuity Payments to the Certificate Owner if the Certificate Owner elects to apply all of the Designated Account value to purchase an Optional Fixed Annuity.





Signed for the Company at its home office on the Contract Date.




   [/s/ Cynthia Pevehouse                        /s/Gary Bhojwani]
      [Cynthia Pevehouse                           Gary Bhojwani]

         Secretary                                       President

RIGHT TO EXAMINE THIS CONTRACT: Within [20] days after receiving this Contract, if the Contract Holder is dissatisfied for any reason, this Contract may be returned to your agent or our Customer Service Center. We will void this Contract and mail a refund of any Insurance Charges and Administrative Charges paid within ten (10) days of receipt of this Contract.


THIS CONTRACT IS A LEGAL CONTRACT BETWEEN Allianz Life and Annuity Company AND THE CONTRACT HOLDER. READ THIS CONTRACT CAREFULLY.


This is a non-participating Contract.


L40531-G

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                          GUIDE TO CONTRACT PROVISIONS
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CONTRACT SCHEDULE.............................................................3

GROUP CONTRACT................................................................4
   Eligibility................................................................4
   The Contract Holder........................................................4
   The Certificate Owner......................................................4
   The Annuitant..............................................................4
   Change of Certificate Owner or Annuitant...................................5
   Assignment of this Certificate............................................ 6

INSURANCE AND ADMINISTRATIVE CHARGES..........................................7
   Insurance Charges..........................................................7
   Administrative Charges.....................................................7
   Payment of Insurance and Administrative Charges............................7
   Grace Period...............................................................9

INCOME BENEFIT...............................................................10
   Benefit Determination Date and Benefit Commencement Date..................10
   Monthly Benefit Amount....................................................10

DESIGNATED ACCOUNT...........................................................11
   Designated Account........................................................11
   Additions to the Designated Account.......................................11
   Withdrawals from the Designated Account...................................12
            1.  Annual Permitted Withdrawals.................................12
            2.  Excess Withdrawals...........................................13

BENEFIT BASE.................................................................14
   Benefit Base..............................................................14
            1. Initial Benefit
            Base.............................................................14
            2. Benefit Base before the Annual Permitted
                 Withdrawal Start Date.......................................14
            3.  Benefit Base on and after the Annual Permitted Withdrawal
                 Start Date and Prior to the Benefit Determination Date......14
            4.  Benefit Base on and after the Benefit Determination Date.....16
            5.  Benefit Base upon Purchase of an Optional Fixed Annuity......16
            6.  Benefit Base upon Reinstatement..............................16

OPTIONAL FIXED ANNUITY.......................................................17

TERMINATION..................................................................18
   Contract Discontinuance...................................................18
   Certificate Termination...................................................18
   Right to Reinstate a Certificate..........................................19
   Right to Reapply..........................................................19

INFORMATION..................................................................20
   Data to be Furnished......................................................20
   Error or Incorrect Information............................................20

GENERAL PROVISIONS...........................................................21

GLOSSARY.....................................................................23


L40531-G
                                       2

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                          CONTRACT SCHEDULE (CONTINUED)
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S40758-G

                                       3B
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                                CONTRACT SCHEDULE
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S40758-G

                                        3


Contract Holder:                  [XYZ Trust/Broker-Dealer]      Contract Date:                  [January 1, 1234]
Contract Number:                  [1234 Specimen]                Issue State:                    [State]

                                                               [XYZ Broker-Dealer clients who participate in approved asset
ELIGIBLE PERSONS:                                              allocation programs and are Annuitants between the ages of 50 - 80.]

MINIMUM ANNUITANT AGE                                          [50]

MATURITY DATE:                                                 Shown on Certificate Schedule

MINIMUM NOTICE FOR CHANGE IN APPROVED ASSET ALLOCATION         [30] days
PROGRAMS:


ANNUAL INSURANCE CHARGE RATE:

                    [INITIAL ANNUAL INSURANCE CHARGE RATE FOR
                                SINGLE ANNUITANT

        [If Contract Holder Fees are not Deducted from Designated Account

[ABC Asset Allocation Program]                       [0.75%]

[DEF Asset Allocation Program]                       [0.75%]

[GHI Asset Allocation Program]                       [0.75%]]

         [If Contract Holder Fees are Deducted from Designated Account

[ABC Asset Allocation Program]                       [0.85%]

[DEF Asset Allocation Program]                       [0.85%]

[GHI Asset Allocation Program]                       [0.85%]]


                    [INITIAL ANNUAL INSURANCE CHARGE RATE FOR
                                JOINT ANNUITANTS

        [If Contract Holder Fees are not Deducted from Designated Account

[ABC Asset Allocation Program]                       [1.20%]

[DEF Asset Allocation Program]                       [1.20%]

[GHI Asset Allocation Program]                       [1.20%]]


S40758-G

          [If Contract Holder Fees are Deducted from Designated Account

[ABC Asset Allocation Program]                       [1.35%]

[DEF Asset Allocation Program]                       [1.35%]

[GHI Asset Allocation Program]                       [1.35%]]


Initial Annual Insurance Charge Rate Guaranteed Period:
[Two (2) Certificate Years] beginning on the Certificate Date

Maximum Annual Insurance Charge Rate:
[1.60%]

Frequency for Change:
[no more than once per Certificate Year]


ANNUAL ADMINISTRATIVE CHARGE RATE:


Initial Annual Administrative Charge Rate:
[0.25%]

Initial Annual Administrative Charge Guaranteed Period:
[Two (2) Certificate Years] beginning on the Certificate Date

Maximum Annual Administrative Charge Rate:
[0.4%]

Frequency for Change:
[no more than once per Certificate Year]


GRACE PERIOD:                                                  [31] days

DUE DATES:                                                     [Certificate Date and the first Business Day in January,
                                                               April, July and October] [Certificate Date and each quarter anniversary of the Certificate Date or the next Business Day if such day is not a Business Day]

DESIGNATED ACCOUNT:
                  Account Number:                              Shown on Certificate Schedule
                  Maximum Coverage Amount:                     [$5,000,000.00]
                  Asset Allocation Program(s):                 Shown on Certificate Schedule
                  Allocation Correction Period:                [10 days from the date of the written notice]
                  Addition Reversal Period:                    [60 days from the date of the written notice]



S40758-G

                                       3A



BENEFIT BASE:
                  Initial Benefit Base:                        Shown on Certificate Schedule
                  [Minimum Value Rate:]                        [5%]
                  [Minimum Value Cap Factor:]                  [200%]
                  [Minimum Value Certificate
                   Anniversary:]                               [3rd Certificate Anniversary following the Addition]
                  [Subsequent Minimum Value Cap Factor:]       [100%]


WITHDRAWALS:
                  Maximum Contract Holder Fee:                 [0.5% of the assets in the Designated Account per quarter]
                  Withdrawal Reversal Period                   [10 days from the date of withdrawal]

OPTIONAL FIXED ANNUITY PAYMENTS:
                  Minimum Amount:                              [$100 per month]

MINIMUM NOTICE FOR CONTRACT DISCONTINUANCE:                    [Six] months

Certificate termination
RIGHT TO REINSTATE PERIOD:                                     [90] days after

WAITING PERIOD TO REAPPLY:                                     [24 MONTHS] after Certificate termination

[WAIVER OF WAITING PERIOD TO REAPPLY:                          If a Certificate is terminated within 30 days of the 5th
                                                               Certificate Anniversary and within 30 days of every subsequent

OPTIONAL RIDERS:                                               5th year Certificate Anniversary]
                                                               [Minimum Value Rider]
CUSTOMER SERVICE CENTER:
                                                               [List Administrative Center for the Group Contract]


                             INCOME PERCENTAGE TABLE
    [Age of the Annuitant, or if Joint
    Annuitants, the Age of the younger
                Annuitant                                  Percentage
=========================================== ====================================
                 50 - 59                                       4%
                 60 - 69                                       5%
                 70 - 79                                       6%
                   80 +                                       7%]


S40758-G

                                       3B

Guaranteed Purchase Rate Tables are based on [1]% interest and the [Annuity 2000 Mortality Tables]. Values for ages and minimum guaranteed terms not shown will be furnished upon request.

-------------------------------------------------------------------------------------------------------------------------------
                                          TABLE 1, LIFE AND MINIMUM GUARANTEED
                       TERM Monthly Installments, per $1,000, payable during the  lifetime of the Annuitant.
-------------------------------------------------------------------------------------------------------------------------------
                                                                                   Life

                  Age on                                      Male                                     Female
               Annuity Date                                 Annuitant                                 Annuitant
                   [50                                        3.02                                      2.78
                    51                                        3.09                                      2.84
                    52                                        3.17                                      2.90
                    53                                        3.25                                      2.97
                    54                                        3.33                                      3.04
                    55                                        3.42                                      3.12
                    56                                        3.51                                      3.20
                    57                                        3.61                                      3.29
                    58                                        3.72                                      3.38
                    59                                        3.83                                      3.47
                    60                                        3.95                                      3.57
                    61                                        4.07                                      3.68
                    62                                        4.21                                      3.79
                    63                                        4.35                                      3.91
                    64                                        4.50                                      4.04
                    65                                        4.67                                      4.18
                    66                                        4.84                                      4.33
                    67                                        5.03                                      4.48
                    68                                        5.22                                      4.65
                    69                                        5.43                                      4.83
                    70                                        5.66                                      5.03
                    71                                        5.90                                      5.24
                    72                                        6.15                                      5.47
                    73                                        6.42                                      5.71
                    74                                        6.71                                      5.98
                    75                                        7.02                                      6.26
                    76                                        7.36                                      6.57
                    77                                        7.71                                      6.91
                    78                                        8.09                                      7.27
                    79                                        8.50                                      7.66
                    80                                        8.93                                     8.09]
------------------------------------------- ----------------------------------------- -----------------------------------------

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                                                 TABLE 2, JOINT AND SURVIVOR ANNUITY
                           Monthly installment per $1,000, payable as long as either Annuitant is living.
    Age of Male on                                              Age of Female on Annuity Date
     Annuity Date             50              55               60               65              70              75            80
----------------------- --------------- --------------- ----------------- --------------- ---------------- -------------- ----------
         [50                 2.49            2.63             2.74             2.84            2.90            2.95          2.98
          55                 2.58            2.76             2.94             3.09            3.21            3.29          3.35
          60                 2.65            2.88             3.12             3.34            3.54            3.69          3.80
          65                 2.70            2.97             3.27             3.58            3.89            4.15          4.36
          70                 2.73            3.03             3.38             3.78            4.22            4.64          5.00
          75                 2.75            3.06             3.46             3.93            4.49            5.11          5.70
          80                 2.76            3.09             3.51             4.04            4.70            5.50          6.37]
----------------------- --------------- --------------- ----------------- --------------- ---------------- -------------- ----------



L40531-G

                                        3C

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GROUP CONTRACT
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ELIGIBILITY


Only Eligible Persons may apply for a Certificate and may continue to be Certificate Owners. Eligible Persons are as described on the Contract Schedule.


THE CONTRACT HOLDER


The Contract Holder is stated on the Contract Schedule.


THE CERTIFICATE OWNER


The Certificate Owner is the purchaser of a Certificate and is the person who has the rights and options stated in this Contract. The Certificate Owner must be the owner of the Designated Account. The Certificate Owner may be a non-individual only if the owner is an agent for an individual under the Code. If there are joint owners of the Designated Account, either joint owner may be named as a Certificate Owner. Joint owners of a Designated Account may be named as Joint Certificate Owners if and only if the joint owners are spouses, as recognized under the Code, on the Certificate Date. No other Joint Certificate Owners are permitted under a Certificate. The Certificate Owner and any Joint Certificate Owner for a Certificate is shown on the Certificate Schedule.


The Certificate Owner may name, at time of application, a Contingent Certificate Owner. The Contingent Certificate Owner must be the spouse of the Certificate Owner, as recognized under the Code, on the Certificate Date and must be designated as the sole primary beneficiary of the Designated Account. Upon the death of the Certificate Owner, if the Contingent Certificate Owner is married to the Certificate Owner (and is recognized as the deceased Certificate Owner's spouse under the Code), on the date of the Certificate Owner's death, the Contingent Certificate Owner becomes the Certificate Owner. For a Certificate to continue, a Contingent Certificate Owner must also be a Joint Annuitant. Any Contingent Certificate Owner for a Certificate is shown on the Certificate Schedule.


THE ANNUITANT


The Annuitant is the person during whose life we will pay the Monthly Benefit Amount or Optional Fixed Annuity Payments. If there are Joint Annuitants, we will pay the Monthly Benefit Amount or Optional Fixed Annuity Payments until the death of the last survivor, so long as the Joint Annuitants are spouses under the Code at the time the value of the Designated Account is reduced to zero or such value is applied to an Optional Fixed Annuity. Joint Annuitants will not be permitted where a Certificate is owned by a non-individual.


At all times, each Annuitant and Joint Annuitant must be a Certificate Owner unless the Certificate Owner is a non-individual. In that case, the Certificate Owner must name as the Annuitant an individual who has a beneficial interest in the Designated Account. If at any time the Annuitant is not the owner of, or an individual who has the beneficial interest in, the Designated Account, the Certificate will be terminated.


The Certificate Owner may name a Joint Annuitant only if the individual named as the Joint Annuitant is the Annuitant's spouse, as recognized under the Code, on the Certificate Date. Unless the Certificate Owner is a non-individual, the Joint Annuitant must be a Joint Certificate Owner. Any Joint Annuitant must be named at the time of application, however, a Joint Annuitant may be named after the Certificate Date

(i) If the Joint Annuitant has just reached the Minimum Annuitant Age specified on the Contract Schedule and the Joint Annuitant is the Annuitant's spouse, as recognized under the Code; or



L40531-G

(ii) if the Annuitant and the Joint Annuitant married within the last sixty (60) days and they are treated as spouses under the Code.


If a Joint Annuitant is added after the Certificate Date, the applicable Annual Insurance Charge Rate will be the rate for a Joint Annuitant status Certificate. The Annual Insurance Charge Rate based upon Joint Annuitant status will be used on the Due Date following the date we add the Joint Annuitant. In addition, the Income Percentage will be based upon the Age of the younger Annuitant. The Annual Insurance Charge Rate and Income Percentage are shown on the Contract Schedule.


The Annuitant and any Joint Annuitant for a Certificate is shown on the Certificate Schedule. If an Annuitant dies before the Benefit Determination Date or the date the Certificate Owner elects an Optional Fixed Annuity, any other Annuitant who is the spouse of the deceased Annuitant (as recognized under the Code) on the date of death will become the sole Annuitant. The applicable Annual Insurance Charge rate and the Income Percentage will be those applicable for the surviving Annuitant on a single Annuitant status Certificate.


We will terminate the Certificate on the date of death of the Annuitant or, if there are Joint Annuitants, on the date of death of the last survivor of the Joint Annuitants, but only if the Joint Annuitants are spouses (as recognized under the Code) at the time of the first to die if such death occurs before the Benefit Determination Date or the effective date of the election of an Optional Fixed Annuity. If the Joint Annuitants are not spouses under the Code at such time, we will terminate the Certificate upon the first to die of the Annuitant and Joint Annuitant.


CHANGE OF CERTIFICATE OWNER OR ANNUITANT


A Certificate Owner or Annuitant may not be changed without our approval. Any change must also comply with our then current approval guidelines. We will not approve any change that violates any federal or state law. To request a change, the Certificate Owner must send us Notice. If there are Joint Certificate Owners, both must agree in writing to the change. If a change is approved, it will be effective as of the date we receive the Notice. We will not be responsible for any tax consequences of such a change. We will not be liable for any actions taken before we receive the Notice and approve of and record the change. Upon the change, a new Certificate Schedule will be issued to reflect the change.


If there are joint owners of a Designated Account, Joint Certificate Owners, or Joint Annuitants, and if there is a divorce, the Certificate Owner must immediately notify us in writing and provide the information we require. We will comply with applicable law or court order regarding the Certificate. If the applicable law or the court order divides (i) the Designated Account or (ii) any benefit payments being made from the Certificate, we will issue each of the former spouses a new Certificate to reflect the division and a new Certificate Schedule to reflect the changes in the Certificate Owner and Annuitant. Following a divorce, the Certificate and any new Certificate issued must comply with our rules on who may be the Certificate Owner and who may be an Annuitant. Any Joint Annuitant will be deleted and the applicable Annual Insurance Charge Rate will be the rate for a single Annuitant status Certificate. The Annual Insurance Charge Rate based upon single Annuitant status will be used on the Due Date following the date we delete the Joint Annuitant. In addition, the Income Percentage will be based upon the Age of the Annuitant as shown on the Certificate. If there are withdrawals from the Designated Account in connection with the divorce, it will be treated according to the Contract provisions on withdrawals.


If there is a divorce when the Designated Account is greater than zero, and if one of the Joint Owners dies before we receive Notice of the divorce, the Certificate will terminate as of the date of the divorce to comply with the Code.

L40531-G

ASSIGNMENT OF THE CERTIFICATE


A Certificate Owner may not assign or transfer any ownership rights of a Certificate, including the right to any Monthly Benefit Amount or Optional Fixed Annuity Payment.


L40531-G

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INSURANCE AND ADMINISTRATIVE CHARGES
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INSURANCE CHARGES


Insurance Charges are the money paid to us for the benefits provided under this Contract. The Initial Annual Insurance Charge Rates for the asset allocation programs are shown on the Certificate Schedule. After the Initial Annual Insurance Charge Rate Guaranteed Period shown on the Contract Schedule, we reserve the right to change the Annual Insurance Charge Rates. These rates will change no more frequently than the Frequency for Change as shown on the Contract Schedule. Changes are based on our future expectations of the cost to provide the benefits under this Contract. The Annual Insurance Charge Rate may vary based on different factors as shown on the Contract Schedule and will never be more than the Maximum Annual Insurance Charge Rate shown on the Contract Schedule.


ADMINISTRATIVE CHARGES


Administrative Charges are the money paid to us for the cost of administering, distributing and maintaining this Contract and the Certificates issued under this Contract. The Initial Annual Administrative Charge Rate is shown on the Certificate Schedule. After the Initial Annual Administrative charge Guaranteed Period shown on the Contract Schedule, we reserve the right to change the Annual Administrative Charge Rates. These rates will change no more frequently than the Frequency for Change as shown on the Contract Schedule. Changes are based on our future expectations of our expenses. The Annual Administrative Charge Rate will never be more than the Maximum Annual Administrative Charge Rate shown on the Contract Schedule.


PAYMENT OF INSURANCE AND ADMINISTRATIVE CHARGES


Total Contract Charges are the Insurance Charges and Administrative Charges payable while the Designated Account is greater than zero. The daily Total Contract Charge rate will be the annual Total Contract Charge rate, divided by the number of days in the applicable year.


The Total Contract Charges for all Certificates are due to us on the Due Dates shown on the Contract Schedule. If the Due Date is not a Business Day, then the Total Contract Charges are due on the next Business Day. Total Contract Charges are payable in advance for each period during the term of a Certificate. A period begins on a Certificate's Due Date and ends on the day before the next Due Date.


For each period, a Certificate's initial Total Contract Charge is calculated on the Due Date and it is based on the Benefit Base and on the amounts in each approved asset allocation program. The initial Total Contract Charges due for each approved asset allocation program is calculated as follows:


              A = B multiplied by C multiplied by D multiplied by E


Where:

     A = the initial Total Contract Charges due for the approved asset allocation program.

     B = the applicable daily Total Contract Charge rate for the approved asset allocation program.

     C =  the Benefit Base on the Due Date.

     D = the value in the approved asset allocation program on the Due Date, divided by the value of the Designated Account on the Due Date. The values used will be as of the Market Close of the Due Date.

     E =  the number of calendar days in the period.

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                                        7

The initial Total Contract Charge due is the sum of the initial Total Contract Charges for all asset allocation programs.


On a Due Date after the Certificate Date, a Total Contract Charges adjustment is calculated to reflect the actual amounts in each approved asset allocation program during the prior period. For each asset allocation program in which assets were allocated, for each day during the prior period, the actual daily Total Contract Charge is calculated as follows:


                      F = G multiplied by H multiplied by I


Where:

     F = the actual daily Total Contract Charges for the approved asset allocation program.

     G = the applicable daily Total Contract Charge rate for the approved asset allocation program.

     H = the value in the approved asset allocation program for that day, divided by the value of the Designated Account for that day. The values used will be as of the Market Close on that day or the preceding Market Close.

     I  = the Benefit Base on that day.


The actual Total Contract Charge for the prior period for that asset allocation program is the sum of the actual Total Contract Charges for each day during that period. The Total Contract Charge adjustment is calculated as follows:


                                  J = K minus L


Where:

     J  = the Total Contract Charge adjustment.

     K = the actual Total Contract Charges for the prior period for all the asset allocation programs in which the Designated Account was allocated during the prior period.

     L = the initial amount of Total Contract Charges calculated on the previous Due Date.


If the Total Contract Charge adjustment is negative, it will reduce the amount of the payment due for the current Due Date. If the Total Contract Charge adjustment is positive, it will increase the amount payable on the current Due Date. If the calculations on a Due Date reflect an overpayment, it will be returned to the Designated Account. If in the prior period, a Certificate Owner changed the allocation of the Designated Account, one or more different annual Total Contract Charge rates may be used in calculating the adjustment than was used in calculating the initial Total Contract Charges. Additions and Excess Withdrawals are reflected in the Benefit Base and will also impact the calculation of the Total Contract Charge adjustment.


If the Insurance Charges and Administrative Charges are deducted from the Designated Account, we do not treat it as a withdrawal.


If a Certificate is terminated for any reason other than non-payment of the Total Contract Charges on a Due Date, upon termination of the Certificate, we will calculate whether there are any unearned amounts due to the Certificate Owner or amounts due to us using the same formulas for calculating the Total Charge adjustment for the period beginning on the Due Date up to the effective date the Certificate is terminated. If this amount is positive, we will refund it to the Certificate Owner. If this amount is negative, the Certificate Owner owes us this amount.

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                                        8

GRACE PERIOD


We allow a Grace Period for payment by the Certificate Owner of amounts due under this Contract. The Grace Period is shown on the Contract Schedule. If amounts due are not paid by the Certificate Owner by the end of the applicable Grace Period, the Certificate will terminate immediately and all benefits will end.


L40531-G

--------------------------------------------------------------------------------
 INCOME BENEFIT
--------------------------------------------------------------------------------

This Contract provides for the payment of the Monthly Benefit Amount to the Certificate Owner over the life of the Annuitant(s) in the event the Designated Account value is reduced to zero for any reason other than due to a withdrawal that includes an Excess Withdrawal. In order to receive the full benefit of their Certificate, a Certificate Owner must comply with the terms of their Certificate for taking withdrawals from the Designated Account and in allocating the assets of the Designated Account.


BENEFIT DETERMINATION DATE AND BENEFIT COMMENCEMENT DATE


The Benefit Determination Date is the date a Designated Account is reduced to zero in connection with (i) any withdrawal that does not include an Excess Withdrawal; or (ii) the payment of Total Contract Charges, so long as the Certificate has not been terminated and the Benefit Base is greater than zero. On the Benefit Determination Date, we will determine the Benefit Commencement Date, which is the day we begin paying the Monthly Benefit Amount.


To determine the month in which the Benefit Commencement Date will occur, we first calculate the difference between the Annual Permitted Withdrawal Amount and the amount of withdrawals taken during that Certificate Year, then divide by the Monthly Benefit Amount (in all cases rounded to up to the next whole number). This number is the number of months by which the Benefit Commencement Date will precede the next Certificate Anniversary. If this results in a month that precedes the Benefit Determination Date, then the Benefit Commencement Date will be in the month following the Benefit Determination Date. The day of the Benefit Commencement Date is the same day of the month as the Certificate Date. If that day is not a Business Day, the first payment will be paid on the next Business Day.


MONTHLY BENEFIT AMOUNT


We pay the applicable Monthly Benefit Amount monthly beginning on the Benefit Commencement Date and on each Benefit Payment Date for as long as the Annuitant is living. If Joint Annuitants are living on the Benefit Determination Date, we will pay the Monthly Benefit Amount until the date of death of the last survivor. We will pay the Monthly Benefit Amount to the Certificate Owner, or to the person or entity designated by the Certificate Owner. We calculate the Monthly Benefit Amount for each Benefit Payment Date, as follows:


                      A = (B multiplied by C) divided by 12

     Where:

          A  = the Monthly Benefit Amount.

          B  = the Benefit Base.

          C  = the Income Percentage used in calculating the last Annual
               Permitted Withdrawal Amount. For a Joint Annuitant status Certificate, if the younger Annuitant is the first to die, beginning for the following Benefit Payment Date, the Income Percentage used will be changed to the Income Percentage based upon the Age of the survivor.


L40531-G

--------------------------------------------------------------------------------
DESIGNATED ACCOUNT
--------------------------------------------------------------------------------

DESIGNATED ACCOUNT


The Designated Account is an investment account a Certificate Owner has established with the Contract Holder. A Certificate Owner's rights and obligations with respect to the Designated Account are set forth in the Certificate Owner's agreement with the Contract Holder.


A Designated Account must continually be invested in one or more asset allocation programs offered by the Contract Holder and approved by us. The approved programs on the Certificate Date are shown on the Certificate Schedule.


We reserve the right to approve additional asset allocation programs and to remove the approval status from previously approved asset allocation programs. If we remove approval status, we will provide written notice of the change. The notice will give at least the Minimum Notice for Change in Approved Asset Allocation Programs shown on the Contract Schedule. If any portion of the Designated Account is allocated to an asset allocation program that is no longer approved, before the end of the period stated in the written notice, the Certificate Owner must reallocate that portion of the Designated Account into one or more asset allocation programs approved at such time. If the Certificate Owner fails to reallocate, the Certificate terminates as of the end of the period stated in the notice.


Any reallocation must be made to one or more approved asset allocation programs. If a Certificate Owner reallocates the assets so that any portion is no longer invested in one or more asset allocation programs approved at such time, we will provide notice that the reallocation fails to comply with our requirements. Within the Allocation Correction Period shown on the Contract Schedule, the Certificate Owner must reallocate that portion of the Designated Account into one or more asset allocation programs approved at such time. If the Certificate Owner fails to reallocate by the end of the Allocation Correction Period so that all assets in the Designated Account are in approved asset allocation programs, the Certificate terminates as of the date the assets were first transferred out of the approved asset allocation program.


ADDITIONS TO THE DESIGNATED ACCOUNT


Until the Benefit Determination Date, a Certificate Owner may make Additions to the Designated Account. The total amount of Additions plus the initial amounts in the Designated Account for all Certificates issued under this Contract or a similar contract, or issued under a similar individual contract, may not exceed the Maximum Coverage Amount shown on the Contract Schedule unless approved by us. If the Maximum Coverage Amount is exceeded, we will give notice that an excess Addition has occurred. Within the Addition Reversal Period shown on the Contract Schedule, the excess Additions must be withdrawn from the Designated Account. If the Certificate Owner fails to do so, the Certificate terminates as of the date the excess Addition was made.


If any additional assets are deposited into the Designated Account within the Withdrawal Reversal Period shown on the Contract Schedule of a withdrawal, the amount deposited up to the amount of the withdrawal, will be considered to be a cancellation of the withdrawal and not an Addition. Any excess will be considered an Addition.

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WITHDRAWALS FROM THE DESIGNATED ACCOUNT


This Contract does not restrict withdrawals from the Designated Account. The timing of and amount of withdrawals from a Designated Account, however, may reduce or eliminate the benefits provided under this Contract. To obtain the full benefits available under this Contract, the restrictions and requirements on withdrawals stated in this Contract must be satisfied.


Withdrawals are all amounts deducted from the Designated Account during the term of a Certificate except as specified in this Contract. A withdrawal may be cancelled by depositing additional assets in the Designated Account equal to the amount withdrawn within the Withdrawal Reversal Period shown on the Contract Schedule. Withdrawals do not include amounts deducted from the Designated
Account: (i) to pay the Total Contract Charges; or (ii) to pay fees of the Contract Holder up to the Maximum Contract Holder Fee as shown on the Contract Schedule. The amount deducted from the Designated Account to pay the fees of the Contract Holder in excess of the amount shown on the Certificate Schedule is a withdrawal. Withdrawals are classified under this Contract as Annual Permitted Withdrawals or Excess Withdrawals. All withdrawals are paid from the Designated Account by the Contract Holder.


     1.  ANNUAL PERMITTED WITHDRAWALS

     A Certificate Owner may begin taking withdrawals at any time. The date of the first withdrawal is the Annual Permitted Withdrawal Start Date. The sum of the withdrawals during a Certificate Year must not exceed the Annual Permitted Withdrawal Amount. Any amount withdrawn in a Certificate Year in excess of the Annual Permitted Withdrawal Amount is an Excess Withdrawal.

     The total annual amount that may be withdrawn as Annual Permitted Withdrawals during a Certificate Year is equal to the Annual Permitted Withdrawal Amount, as calculated below. The Annual Permitted Withdrawal Amount is calculated on the Annual Permitted Withdrawal Start Date and on each Certificate Anniversary. Any portion of an Annual Permitted Withdrawal Amount not withdrawn during a Certificate Year is not available as part of subsequent Certificate Years' Annual Permitted Withdrawal Amount.

     If the total amount withdrawn in a Certificate Year is greater than the Annual Permitted Withdrawal Amount, the amount in excess is an Excess Withdrawal. Excess Withdrawals will affect the Benefit Base, calculated below, and may reduce or eliminate the benefits payable under this Contract. A Certificate will terminate and no benefits will be payable under this Contract if the Designated Account value is reduced to zero in connection with a withdrawal if any portion is an Excess Withdrawal.


         ANNUAL PERMITTED WITHDRAWAL AMOUNT

         The maximum amount that may be withdrawn each Certificate Year from a Designated Account without reducing the benefits under this Contract is the Annual Permitted Withdrawal Amount. The Annual Permitted Withdrawal Amount will be calculated on the Annual Permitted Withdrawal Start Date and on each Certificate Anniversary. The Annual Permitted Withdrawal Amount is equal to the greater of:


                   (i) A multiplied by B or (ii) C multiplied by D

         Where:


          A  = the Designated Account value on the Annual Permitted Withdrawal
               Start Date or the current Certificate Anniversary.


          B = the Income Percentage based upon the then current Age of the Annuitant, or if Joint Annuitants are named, the then current Age of the younger Annuitant.

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          C  = the current Benefit Base.


          D  = the Income Percentage used on the Annual Permitted Withdrawal
               Start Date or if later, the last Certificate Anniversary.


     2.  EXCESS WITHDRAWALS

     Excess Withdrawals are the amount of withdrawals taken from the Designated Account after the Annual Permitted Withdrawal Start Date that are in excess of the Annual Permitted Withdrawal Amount for the Certificate Year. Excess Withdrawals will affect the Benefit Base, calculated below, and may reduce or eliminate the benefits payable under this Contract. A Certificate will terminate and no benefits will be payable under this Contract if the Designated Account value is reduced to zero in connection with a withdrawal where any portion of that withdrawal includes an Excess Withdrawal, even if the Benefit Base is greater than zero.

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--------------------------------------------------------------------------------
BENEFIT BASE
--------------------------------------------------------------------------------

BENEFIT BASE


The Benefit Base is one of the factors used to calculate the Annual Permitted Withdrawal Amount and the Monthly Benefit Amount for a Certificate. The Benefit Base is in part based upon the value of a Designated Account. The Benefit Base is not a guarantee of a Designated Account value. Excess Withdrawals reduce the Benefit Base under the formulas shown below, and may reduce or eliminate the benefits payable under the Contract. We use different formulas to calculate the Benefit Base depending upon the status of a Certificate. For all formulas, we use values as of the Market Close of the applicable day.


1. INITIAL BENEFIT BASE

     On the Certificate Date, the initial Benefit Base is the value of the Designated Account on that day. The initial Benefit Base is shown on the Certificate Schedule.


2. BENEFIT BASE BEFORE THE ANNUAL PERMITTED WITHDRAWAL START DATE

     The Benefit Base is the Maximum Anniversary Value.


         MAXIMUM ANNIVERSARY VALUE

         The initial Maximum Anniversary Value is the value of the Designated Account on the Certificate Date. After the Certificate Date but before the Annual Permitted Withdrawal Start Date, we calculate the Maximum Anniversary Value on each Certificate Anniversary and on any Business Day on which there is an Addition to the Designated Account. We calculate it as follows:


                                  A = B plus C

         Where:


          A  = the Maximum Anniversary Value.


          B  = (i) if the date is not a Certificate Anniversary, the prior
               Maximum Anniversary Value; or (ii) if the date is a Certificate Anniversary, the greater of (1) the prior Maximum Anniversary Value or (2) the value of the Designated Account on that day.


          C = the value of any Addition to a Designated Account made on the current Business Day.


3. BENEFIT BASE ON AND AFTER THE ANNUAL PERMITTED WITHDRAWAL START DATE AND PRIOR TO THE BENEFIT DETERMINATION DATE

     If a Certificate Owner does not make an Excess Withdrawal on the Annual Permitted Withdrawal Start Date, the Initial Benefit Base is the Benefit Base calculated on the most recent Certificate Anniversary or on the last Business Day on which there is an Addition, if later. If a Certificate Owner takes an Excess Withdrawal on the Annual Permitted Withdrawal Start Date, we will calculate the initial Benefit Base for this period according to the formula below that applies to a Business Day on which there is an Addition to, or Excess Withdrawal from, the Designated Account.

     After the Annual Permitted Withdrawal Start Date and prior to the Benefit Determination Date, we calculate the Benefit Base on each Certificate Anniversary and on any Business Day on which there is an Addition to, or Excess Withdrawal from, the Designated Account.

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         I.   BENEFIT BASE ON EACH CERTIFICATE ANNIVERSARY

         We calculate the Benefit Base on each Certificate Anniversary as follows:


                              A = B plus C minus D

         Where:


          A  = the Benefit Base.

          B  = the Interim Benefit Base for the current Certificate
               Anniversary.

          C = the value of any Addition to a Designated Account made on the current Certificate Anniversary.

          D = the Pro Rata Reduction for any Excess Withdrawal taken on the current Certificate Anniversary.


              INTERIM BENEFIT BASE FOR A CERTIFICATE ANNIVERSARY


              In calculating the Benefit Base on each Certificate Anniversary, we determine an Interim Benefit Base on each Certificate Anniversary. It is determined as follows:

              A. If X is equal to or greater than Y, then the Interim Benefit Base is the greater of: (i) the prior Benefit Base; or (ii) the value of the Designated Account on the current Certificate Anniversary.

              B. If X is less than Y, then the Interim Benefit Base is the value of the Designated Account on the current Certificate Anniversary.

              Where:

                  X = the prior Benefit Base multiplied by the Income Percentage applicable on the last Certificate Anniversary.

                  Y = The value of the Designated Account on the current Certificate Anniversary multiplied by the Income Percentage based upon the then current Age of the Annuitant, or if Joint Annuitants are named, the then current Age of the younger.


              PRO RATA REDUCTION FOR ANY EXCESS WITHDRAWAL


              In calculating the Benefit Base on each Certificate Anniversary, we determine the Pro Rata Reduction for any Excess Withdrawal. We calculate it as follows:


                      H = (I divided by J) multiplied by L


              Where:

               E  = the Pro Rata Reduction for the Excess Withdrawal.

               F  = the amount of the Excess Withdrawal taken from the
                    Designated Account on the current Business Day.

               G  = the value of the Designated Account on the current
                    Business Day.

               H  = the prior Benefit Base.

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II. BENEFIT BASE IF THERE IS AN ADDITION OR AN EXCESS WITHDRAWAL ON A DATE OTHER
THAN A CERTIFICATE ANNIVERSARY

         In addition to the Certificate Anniversary, we calculate the Benefit Base on any Business Day when a Certificate Owner makes an Addition to, or takes an Excess Withdrawal from, the Designated Account. We calculate the Benefit Base as follows:


                              A = B plus C minus D

         Where:


               A  = the Benefit Base.

               B  = the prior Benefit Base.

               C  = the value of any Addition to a Designated Account made the current Business Day.

               D  = the Pro Rata Reduction for any Excess Withdrawal taken on the current Business Day.


              PRO RATA REDUCTION FOR ANY EXCESS WITHDRAWAL


              In calculating the Benefit Base on any other Business Day, we determine the pro rata reduction for any Excess Withdrawal. We calculate it as follows:


                      H = (I divided by J) multiplied by L


              Where:

               E  = the Pro Rata Reduction for the Excess Withdrawal.

               F  = the amount of the Excess Withdrawal taken from the
                    Designated Account on the current Business Day.

               G  = the value of the Designated Account on the current
                    Business Day.

               H  = the prior Benefit Base.


4. BENEFIT BASE ON AND AFTER THE BENEFIT DETERMINATION DATE

The Benefit Base of a Certificate on and after the Benefit Determination Date is the Benefit Base last computed.


5. BENEFIT BASE UPON PURCHASE OF AN OPTIONAL FIXED ANNUITY

If a Certificate Owner elects to purchase an Optional Fixed Annuity, the Benefit Base will be permanently reduced to zero.


6. BENEFIT BASE UPON REINSTATEMENT

If a Certificate Owner reinstates a previously terminated Certificate, the Benefit Base will be reset to equal the value of the Designated Account as of the date the reinstatement is effective. Following the reinstatement, the Benefit Base will be determined as described above. In addition, the Maximum Anniversary Value will be reset to equal the value of the Designated Account as of the date the reinstatement is effective.

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--------------------------------------------------------------------------------
OPTIONAL FIXED ANNUITY
--------------------------------------------------------------------------------

Until the Maturity Date, a Certificate Owner may elect to pay all of the Designated Account value to purchase an Optional Fixed Annuity under this Contract by providing us with a properly completed election form. A Certificate Owner may elect one of the annuity options described below. After a Certificate Owner elects to purchase guaranteed annuity income, we will begin making Optional Fixed Annuity Payments on the date selected by the Certificate Owner according to the annuity option selected. We will make the Optional Fixed Annuity Payments monthly, quarterly, semi-annually, or annually, as requested. We reserve the right to require that the Optional Fixed Annuity Payments be in an amount no less than the Minimum Amount shown on the Contract Schedule and the Optional Fixed Annuity Payments to be made on a less frequent basis. We will send the Optional Fixed Annuity Payments to the Certificate Owner, or to the person or entity designated by the Certificate Owner. Once an Optional Fixed Annuity option has been elected, a Certificate Owner cannot change the annuity option or the payment frequency selected. In addition, once elected, no benefits will be payable under the Income Benefit provisions of this Contract.


If a Certificate is in effect on the Maturity Date, the Certificate Owner may elect to pay all of the value of the Designated Account to purchase the Optional Fixed Annuity Option A. If the Certificate Owner does not elect to do so, this Certificate will terminate.


The Guaranteed Purchase Rate Tables are shown on the Contract Schedule.

OPTION A - INSTALLMENTS FOR             The Certificate Owner will receive equal
LIFE                                    installments as long as the Annuitant is
                                        living. Installments will be based on
                                        the purchase rate we declare. This
                                        purchase rate will never be less than
                                        the purchase rate shown in Table 1.





OPTION B - JOINT AND SURVIVOR           The Certificate Owner will receive equal
ANNUITY                                 installments while both the Annuitant
                                        and Joint Annuitant are still living.
                                        Installments will be based on the
                                        purchase rate we declare. This purchase
                                        rate will never be less than the
                                        purchase rate shown in Table 2.


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--------------------------------------------------------------------------------
TERMINATION
--------------------------------------------------------------------------------

CONTRACT DISCONTINUANCE


We or the Contract Holder may discontinue this Contract at any time by providing notice within the Minimum Notice for Contract Discontinuance shown on the Contract Schedule. This Contract will be discontinued on the date that provides the advance notice specified in the Contract Schedule or, if later, the date specified in the notice. From and after the date this Contract is discontinued, no new applications for a Certificate will be accepted.


Any decision to discontinue this Contract will not affect any rights or guarantees Certificate Owners have with respect to their Certificates issued under this Contract. Our obligations to those Certificate Owners will continue with full force and effect as if the Contract Discontinuance had not occurred unless the Certificate is terminated in accordance with this Contract. The Contract Holder's obligations under this Contract will continue with full force and effect as if the Contract Discontinuance had not occurred until there are no outstanding Certificates issued under this Contract.


If this Contract is discontinued, it will terminate when there are no outstanding Certificates issued under this Contract.


CERTIFICATE TERMINATION


A Certificate will terminate upon the earliest of:

o The date of cancellation of the Certificate by the Certificate Owner. The date of cancellation will be the later of the date the Certificate Owner specifies for the cancellation in the Certificate Owner's Notice to us, or the date we receive and accept such Notice.

o The date that the Certificate Owner completely withdraws or transfers all amounts held in, or otherwise closes, the Designated Account with the Contract Holder.

o If any amount due for a Certificate has not been paid, the date that the Grace Period for such amount has expired.

o If the Annuitant is no longer the owner of or an individual with the beneficial interest in the Designated Account.

o The date that the Benefit Base is zero, if the Certificate Owner did not choose the Optional Fixed Annuity.

o The date that a Certificate Owner transfers any portion of the Designated Account into investments that are not part of the currently approved asset allocation programs, if the Certificate Owner did not, within the specified period of the written notice of the improper reallocation, reallocate the Designated Account back to currently approved asset allocation programs.

o If any portion of the Designated Account is allocated to asset allocation programs which we gave notice are no longer approved, the date specified in the notice, if the Certificate Owner failed by such date to reallocate the Designated Account into one or more asset allocation programs approved at such time.

o The date that a Certificate Owner made an excess Addition, if the Certificate Owner did not, within the specified period of our notice that there was an excess Addition, withdraw the excess Addition.

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o    After the Annual Permitted Withdrawal Start Date, the date that the
     Designated Account Value is reduced to zero in connection with a withdrawal that includes an Excess Withdrawal.

o    For a single Annuitant, the date of death of the Annuitant.

o On or after the Benefit Determination Date or the effective date of election of the Optional Fixed Annuity, the date of death of the last survivor of the Joint Annuitants.

o Prior to the Benefit Determination Date or the effective date of election of the Optional Fixed Annuity, the date of death of the last survivor of the Joint Annuitants, so long as the Joint Annuitants are spouses (as recognized under the Code) at the time of the first to die. If the Joint Annuitants are not spouses under the Code at such time, we will terminate the Certificate upon the first to die of the Annuitant and Joint Annuitant.

o If an Optional Fixed Annuity is purchased, the date that the Optional Fixed Annuity Payments are no longer payable according to the option selected.

o If a Certificate is in effect on the Maturity Date and the Certificate Owner does not elect to pay all of the value of the Designated Account to purchase the Optional Fixed Annuity Option A.


There is no cash value for any Certificate. Upon termination of a Certificate, our obligations to the Certificate Owner shall cease except for any refund of unearned Total Contract Charges.


With respect to a Certificate for which we are paying the Monthly Benefit Amount or making Optional Fixed Annuity Payments, the Contract provisions that do not apply to our payment obligations terminate on the Benefit Determination Date or the effective date of the election of the Optional Fixed Annuity.


RIGHT TO REINSTATE A CERTIFICATE


A Certificate Owner shall have a one-time right to reinstate the Certificate Owner's Certificate once it terminates for failure to pay amounts due under this Contract. The right to reinstate is limited to the Right to Reinstate Period shown on the Contract Schedule from the date of termination of the Certificate. If a Certificate is reinstated, the Benefit Base and, if applicable, the Maximum Anniversary Value, will be reset to equal the value of the Designated Account as of the date the reinstatement is effective.


RIGHT TO REAPPLY


If a Certificate is terminated for any reason, we will not accept an application from the Certificate Owner for benefits under this Contract until the Waiting Period to Reapply shown on the Contract Schedule expires. The Waiting Period to Reapply is waived if a Certificate is terminated within the dates indicated in the Waiver of Waiting Period to Reapply shown on the Contract Schedule. Any subsequent application will be subject to the availability of insurance for new Certificates and our underwriting rules in effect at that time.

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--------------------------------------------------------------------------------
INFORMATION
--------------------------------------------------------------------------------

DATA TO BE FURNISHED


The Contract Holder, or any other person designated by the Contract Holder, will give us certain information we need to administer this Contract and each Certificate. While this Contract is in force and for such time thereafter as we are obligated to pay the Monthly Benefit Amount or make Optional Fixed Annuity Payments in accordance with this Contract, we may inspect any of the Contract Holder's documents, books, or records which may affect the Insurance Charges or the Administrative Charges or amounts calculated under a Certificate. We will conduct any such inspection during reasonable business hours.


ERROR OR INCORRECT INFORMATION


Neither errors (whether by the Contract Holder, an administrator, or us) in the required information regarding this Contract or any Certificate, nor delays in updating such information in the records, will void any Certificate that otherwise would have been in effect. When an error is found or updated information has been given, we reserve the right to adjust, as applicable, the Insurance Charges, Administrative Charges, Benefit Base, Annual Permitted Withdrawal Amount, Maximum Anniversary Value, Income Percentage, Maturity Date, Monthly Benefit Amount and Optional Fixed Annuity Payments for any Certificate based on the correct information, in accordance with the terms of this Contract.

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--------------------------------------------------------------------------------
GENERAL PROVISIONS
--------------------------------------------------------------------------------

ENTIRE CONTRACT


This Contract, the Certificates, any endorsements, amendments, and any riders together are the Entire Contract and constitute the Entire Contract between the Contract Holder and us with respect to the rights and obligations described in this Contract and a Certificate. All statements made to us by the Contract Holder, any Certificate Owner or any Annuitant will be deemed representations and not warranties.


CONTESTABILITY


We will not contest any Certificate issued under this Contract.


AGE OR GENDER


We may require proof of the Annuitant's and, if applicable, the Joint Annuitant's gender and Age as of any date. After the Benefit Determination Date or after the date the Certificate Owner elects an Optional Fixed Annuity, we may require proof that the Annuitant, and if applicable the Joint Annuitant, is still living.


If the Age or gender of an Annuitant or Joint Annuitant is misstated on the enrollment application, we will adjust as applicable the Insurance Charges, Benefit Base, Annual Permitted Withdrawal Amount, Maximum Anniversary Value, Income Percentage, Maturity Date, Monthly Benefit Amount and Optional Fixed Annuity Payments calculated to such amount, had the correct Age or gender been provided. If there is any change to the amounts payable by us under this Contract we will correct the payments as follows. If there is any underpayment, we will pay the amount of the underpayment in one sum. Any overpayment will be deducted from the current or succeeding payment or payments due under the Certificate until fully paid. If a Certificate is issued before the minimum issue Age or after the maximum issue Age due to a misstatement of Age, we will void the Certificate and will return the Insurance Charges and the Administrative Charges paid.


REPORTS TO CERTIFICATE OWNER


We will send each Certificate Owner a report at the end of each calendar year. The report will include any information that may be currently required by the insurance supervisory official of the jurisdiction in which the Certificate is delivered.


NO DIVIDENDS ARE PAYABLE


This is a nonparticipating contract. This Contract does not participate in our profits or surplus, and no dividends are payable.


WHO CAN MAKE CHANGES IN THIS CONTRACT


Any changes to this Contract must be in writing, signed by our President and our Secretary.


AMENDMENTS


We reserve the right to amend this Contract, the Certificates, and their riders and endorsements, in order to comply with changes in applicable law or to retain the qualification of this Contract and the Certificates for treatment as an annuity, whether under state or federal law, including the following:

o        The Code as amended;

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o    Treasury regulations under the Code;

o    Internal Revenue Service Rulings; and

o    Any requirements imposed by the Internal Revenue Service.


Riders and endorsements added to comply with applicable tax law do not require the Certificate Owner's consent but are subject to regulatory approval. Any such changes will apply uniformly to all Certificates that are affected. The Certificate Owner will be given written notice of such changes.


In all events, notwithstanding any other provision of this Contract or any Certificate, we will interpret and administer this Contract and each Certificate in accordance with the Code.


SENDING NOTICE TO US


Whenever Notice is required, it needs to be sent to our Customer Service Center. The Notice must be in a form acceptable to us. The address of our Customer Service Center is shown on the Contract Schedule.


CONFORMITY WITH LAW


If any provision of this Contract is contrary to any applicable law, such provision is considered amended to conform to such law.


CERTIFICATE OWNER'S RIGHT TO EXAMINE THE CERTIFICATE


A Certificate Owner may return a Certificate to us or the agent through whom it was purchased within the period designated on the front of the Certificate.


CERTIFICATES


We will furnish a Certificate to each Certificate Owner.


MINIMUM BENEFITS


The benefits payable under this Contract are not less than the Minimum Benefits required by the laws of the state in which this Contract is delivered.

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--------------------------------------------------------------------------------
GLOSSARY
--------------------------------------------------------------------------------

Some of the terms found in this Contract are defined below.


THE COMPANY, OUR, US, AND WE
Allianz Life and Annuity Company.


ADDITIONS
Additional funds added to a Designated Account other than proceeds from the assets held in the Designated Account.


ADMINISTRATIVE CHARGES
The money payable for the cost of administering, distributing and maintaining this Contract and the Certificates issued under this Contract.


AGE
An individual's age on his or her most recent birthday.


ANNUAL PERMITTED WITHDRAWAL AMOUNT
The amount a Certificate Owner may withdraw each Certificate Year from the Designated Account without reducing the benefits under this Contract.


ANNUAL PERMITTED WITHDRAWAL START DATE
The date on which a Certificate Owner begins taking Annual Permitted
Withdrawals.


ANNUITANT
The person designated by the Certificate Owner, during whose life we will pay the Monthly Benefit Amount or Optional Fixed Annuity Payments. If Joint Annuitants are named, any reference to "Annuitant" means the Joint Annuitants.





MONTHLY BENEFIT AMOUNT
The amount of the benefit payable monthly beginning on the Benefit Commencement Date.


BENEFIT BASE
An amount which is one of the factors used to determine the Annual Permitted Withdrawal Amount and the Monthly Benefit Amount for a Certificate.

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BENEFIT COMMENCEMENT DATE
The date on which we will begin payment of the Monthly Benefit Amount.


BENEFIT DETERMINATION DATE
The date a Designated Account is reduced to zero with (i) any withdrawal that does not include Excess Withdrawals; or (ii) the payment of Total Contract Charges, so long as the Certificate has not been terminated and the Benefit Base is greater than zero.


BENEFIT PAYMENT DATE
The monthly day that the Monthly Benefit Amount is paid. It is the day of each month that is the same day of the month as the Certificate Date and if that day is not a Business Day, the next Business Day.


BUSINESS DAY
Each day (i) the Contract Holder is open for business, (ii) we are open for business and (iii) the New York Stock Exchange is open for trading.


CERTIFICATE
The form issued to the Certificate Owner, which provides a summary of the benefits, rights, and terms under this Contract.


CERTIFICATE ANNIVERSARY
For each Certificate Year, the day that occurs on the same day and in the same month as the Certificate Date. The first Certificate Anniversary is 12 months after the Certificate Date. If that day is not a Business Day, the next Business Day will be treated as the Certificate Anniversary.


CERTIFICATE DATE
The first day a Certificate is effective, as shown on the Certificate Schedule. The Certificate Date determines the Certificate Anniversary and the Certificate Year.


CERTIFICATE OWNER
The purchaser of a Certificate and the person who has the rights and options under this Contract. If Joint Certificate Owners are named, any reference to "Certificate Owner" means the Joint Certificate Owners.


CERTIFICATE YEAR
The first Certificate Year begins on the Certificate Date. Subsequent Certificate Years begin on the Certificate Anniversaries. All Certificate Years end at the end of the day before the next Certificate Anniversary.


CODE
The Internal Revenue Code of 1986, as amended.

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CONTINGENT CERTIFICATE OWNER
Named by the Certificate Owner at time of application, if any. Must be the spouse of the Certificate Owner as recognized by the Code and be designated as the sole primary beneficiary of the Designated Account.


CONTRACT
This group master contract issued to the Contract Holder.


CONTRACT DATE
The first day the Contract is effective, as shown on the Contract Schedule.


CONTRACT HOLDER
The entity to whom this Contract is issued and who is named as the Contract Holder on the Contract Schedule.


CUSTOMER SERVICE CENTER
The administrative offices for this Contract as shown on the Contract Schedule, or as set forth from time to time.


DESIGNATED ACCOUNT
An investment account that the Certificate Owner has established with the Contract Holder, and that participates in one or more approved asset allocation programs offered by the Contract Holder and approved by us, as shown on the Certificate Schedule.


DUE DATE
The date Insurance Charges and Administrative Charges are calculated and due.


EXCESS WITHDRAWALS
After the Annual Permitted Withdrawal Start Date, the amounts of withdrawals from a Designated Account in excess of the Annual Permitted Withdrawal Amount for the Certificate Year.


INCOME PERCENTAGE
The Income Percentage is shown on the Certificate Schedule in the Income Percentage Table and is based on the Age of the Annuitant or if Joint Annuitants are named, the Age of the younger.


INSURANCE CHARGES
The amounts payable for the benefits under this Contract.

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JOINT ANNUITANT
The person during whose life, in conjunction with the Annuitant's, we will pay the Monthly Benefit Amount or Optional Fixed Annuity Payments. The Annuitant and Joint Annuitant must be spouses under the Code.


JOINT CERTIFICATE OWNER
If there is more than one Certificate Owner, each Owner is a Joint Certificate Owner. Joint Certificate Owners have equal ownership rights. Both must authorize any exercise of those ownership rights unless we allow otherwise. Both must be spouses under the Code.


MATURITY DATE
The latest date that a Certificate terminates, if no Annual Permitted Withdrawal Start Date has occurred and the Certificate Owner does not elect an Optional Fixed Annuity Option on such date.


MARKET CLOSE
The time at which the New York Stock Exchange closes for trading.


MAXIMUM ANNIVERSARY VALUE
The Maximum Anniversary Value of a Certificate is used in calculating the Benefit Base prior to the Annual Permitted Withdrawal Start Date. The Maximum Anniversary Value is equal to the highest value of a Designated Account on any Certificate Anniversary, adjusted for any Additions made since that anniversary.


NOTICE
Receipt at our Customer Service Center, as shown on the Contract Schedule, of a written request satisfactory to the Company.


OPTIONAL FIXED ANNUITY
An annuity that can be purchased under this Contract by a Certificate Owner using the Guaranteed Purchase Rate Tables set forth on the Contract Schedule.


OPTIONAL FIXED ANNUITY PAYMENTS
Payment of annuity benefits under an Optional Fixed Annuity selected by a Certificate Owner.


TOTAL CONTRACT CHARGES
The sum of the Insurance Charges and Administrative Charges.

L40531-G

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

                      GROUP DEFERRED FIXED ANNUITY CONTRACT




                        ALLIANZ LIFE AND ANNUITY COMPANY


                            [5701 GOLDEN HILLS DRIVE]


                          [MINNEAPOLIS, MN 55416-1297]





                                 [800.950.1962]

L40531-G

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